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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            February 28, 2003

                         Shelbourne Properties II, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         0-16341                                         04-3502382
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts                    02114
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (617) 570-4600
              (Registrant's Telephone Number, Including Area Code)


               --------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On February 28, 2003, 568 Broadway Joint Venture, a partnership in which Shelbourne Properties II L.P. (the "Operating Partnership") indirectly holds a 38.925% interest, sold its property located in New York, New York for a gross purchase price of $87,500,000. The property was sold to 568 Broadway Holding LLC, an unaffiliated third party. After assumption of the debt encumbering the property ($10,000,000), closing adjustments and other closing costs, net proceeds were approximately $73,000,000 (approximately $28,415,250 of which were allocated to the Operating Partnership).

         Also on February 28, 2003, the Operating Partnership sold its properties located in Melrose Park, Illinois for a gross purchase price of $3,427,200. The property was sold to Antonio Francesco Ingraffia, as trustee of the Antonio Francesco Ingraffia Living Trust, under Trust Agreement dated April 29, 1993, as to an undivided 1/2 interest and Domenico Gambino, as trustee of the Domenico Gambino Living Trust, under Trust Agreement dated April 28, 1993, as to an undivided 1/2 interest. After closing adjustments and other closing costs, net proceeds were approximately $2,900,000

Item 5.  Other Events and Required FD Disclosure

         On February 28, 2003, the Board of directors of the Registrant declared a dividend of $30.00 per share payable on March 18, 2003 to holders of record on March 10, 2003. The dividend is being made from proceeds from the previously reported Fleet loan and sales of the New York, New York property and the Melrose Park, Illinois property, as well as cash reserves.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1 Press Release dated February 28, 2003 with respect to the sale of the New York, New York property and the declaration of the dividend.
                  99.2 Press Release dated February 28, 2003 with respect to the sale of the Melrose Park, Illinois property.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 3rd day of March, 2003.

                             Shelbourne Properties II, Inc.


                             By: /s/ Peter Braverman
                                -------------------------
                                     Peter Braverman
                                     Executive Vice President


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                                  EXHIBIT INDEX


No.               Exhibit                                                Page
---                                                                      ----

99.1              Press Release regarding Broadway Sale and Dividend       5

99.2              Press Release regarding Melrose Park Sale                7